EXHIBIT 10.1

                             2001 COMPENSATION PLAN
                             ----------------------

     THIS 2001 COMPENSATION PLAN (the "Plan") is entered into as of January 7, 2002 by and between The Company, Inc., a Nevada corporation with a principal address of 126 North Street, Suite 407, Minneapolis, Minnesota 55401 (the "Company"), and each of the persons listed on the signature page hereof (each a "Service Provider", collectively the "Service Providers").

                                R E C I T A L S :
                                 ---------------

     WHEREAS, the Company is a public company in the business of selling branded sportwear and whose common stock is quoted on the OTC bulletin board;

     WHEREAS, each Service Provider is either an executive officer, employee and/or member of the Board of Director of the Company who has provided services to the Company in the fiscal year 2002 and has not yet received compensation for such services;

     WHEREAS, the Company desires to compensate the Service Providers for their services, which services were not provided in connection with the offer or sale of securities in a capital-raising transaction or did not directly or indirectly promote or maintain a market for the Company's securities, by issuance of shares of the Company's common stock in lieu of a cash payment, such shares to be unrestricted, and the Service Providers are willing to accept such form of compensation;

     NOW, THEREFORE, it is mutually agreed by and between the parties as follows:

     In full consideration of the performance by each Service Provider of certain services during the fiscal year 2002 described on Exhibit A attached hereto, the Company will issue to each Service Provider, in lieu of cash or other compensation, that number of shares of the Company's common stock (collectively, the "Shares") set forth opposite such persons name on the Exhibit
A. The Shares will be issued as soon as practicable following execution of this Agreement and the filing of a Registration Statement under the Securities Act of 1993, as amended on Form S-8 covering the Shares.

     Each Service Provider agrees to accept such Shares of common stock in the amounts set forth opposite such persons name on Exhibit A as full and complete compensation, and in lieu of cash or other compensation, for the services such Service Provider rendered to the Company.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


XDOGS, INC., a Nevada corporation

By:  /s/  KENT A. RODRIGUEZ
   -------------------------------------------------
          Kent A. Rodriguez, President and Chief Executive Officer


SERVICE PROVIDERS


By:  /s/
   --------------------------------
          Kent A. Rodriguez, Service Provider


By:  /s/
   --------------------------------
          Aaron Kyllander, Service Provider


By:  /s/
   --------------------------------
          Douglas Barton, Service Provider


By:  /s/
   --------------------------------
          Craig Avery, Service Provider


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                       EXHIBIT A TO 2001 COMPENSATION PLAN


Service Provider              Services Provided        Shares to be Issued


Kent A. Rodriguez             Employment               50,000


Aaron Kyllander               Employment               20,000


Douglas Barton                Director                 15,000


Craig Avery                   Director                 15,000


Robert Corliss                Consultant               15,000